Consent of Independent Registered Public Accounting Firm


To the Board of Directors of
Stock Dividend Fund, Inc.

We consent to the use in this Registration Statement on Form N-1A of our report dated February
18, 2019, with respect to the financial statements and financial highlights of Stock Dividend
Fund, Inc. which is included in such Post-Effective
Registration Statement Amendment No 22., and to the use of our name and the statement with respect to us, as appearing in Part B to the Registration Statement under the heading ?Other Service
Providers? in the Statement of
Additional Information.



/s/Turner, Stone & Company, L.L.P.



Dallas, Texas
February 18, 2019